Exhibit 10.1
FORM OF

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
2009 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Shares:
Grant Date:
Pursuant to the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Boston Private Financial Holdings, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $1.00 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.
1.Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award electronically through the Company’s Stock Plan Administration System. The shares of Restricted Stock awarded hereunder shall be issued electronically and allocated to the Grantee’s Stock Plan Administration System account and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The shares of Restricted Stock so accepted shall be held in this account as granted by the Company through the vesting dates noted in Paragraph 3, below.
By accepting this Award, the Grantee confirms the Grantee’s agreement to all of the terms and conditions of any agreement between the Grantee and the Company or any of its Subsidiaries that addresses post-employment restrictions on solicitation of employees and customers or clients. If the Grantee is not a party to any such agreement, by accepting this Award, the Grantee agrees to the terms and conditions of the Non-Solicitation and Confidentiality Agreement attached as Exhibit I, hereto (the “Non-Solicitation Agreement”). The Non-Solicitation Agreement addresses confidentiality of Company information, post-employment restrictions on solicitation of employees and customers or clients and other similar matters and should be reviewed carefully by the Grantee. If this Award is not so accepted within 30 days of the Grant Date, the Grantee shall forfeit the Award in its entirety (regardless of whether vested or unvested).

2.Restrictions and Conditions.
(a)Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)Except as otherwise provided below, if the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.
3.Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Shares Vested	Vesting Date
100%	May [__], 20[__]
Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3. Notwithstanding the foregoing, (i) if the Grantee’s employment with the Company and its Subsidiaries is terminated due to the Grantee’s death or disability (as determined by the Administrator) prior to the vesting of shares of Restricted Stock granted herein, all restrictions shall lapse and such shares shall automatically become fully vested; (ii) if the Grantee’s employment with the Company and its Subsidiaries is terminated by the Company or its Subsidiary without Cause (as defined below) the Grantee shall be immediately vested and all restrictions shall lapse with respect to a pro-rated portion of this Award, calculated based on the number of days during the applicable vesting period(s) from the Grant Date through the date of termination; (iii) notwithstanding Sections 3(c) or 19 of the Plan, and notwithstanding the provisions of any employment or other agreement between the Grantee and the Company or any Subsidiary that is in effect as of the date hereof, in the event that (x) a Change of Control (as defined in Section 19 of the Plan) or Sale Event (as defined in Section 3(c) of the Plan) occurs under which this Award is assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor (in accordance with Section 3(c) of the Plan), and (y) the Grantee’s employment by the Company or a Subsidiary (or such successor in the Change of Control or Sale Event) is terminated without Cause (as defined below) within 24 months following the effective date of such Change of Control or Sale Event, then, any restrictions and conditions on shares of Stock subject to this Award shall lapse and this Award shall automatically become fully vested as of the date of such termination; and (iv) in the event of a Change of Control or Sale Event under which this Award is not assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor, any restrictions and conditions on shares of Stock subject to this Award shall lapse and this Award shall automatically become fully vested, subject to the provisions of the Plan, as of the effective time of such Change of Control or Sale Event. The Administrator’s determination of the reason for termination of the Grantee’s employment shall be conclusive and binding on the Grantee and his or her representatives or legatees.

For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other agreement between the Company and the Grantee, a determination by the Administrator that the Grantee shall be dismissed as a result of (i) any material breach by the Grantee of any agreement between the Grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company.
4.Dividends. Dividends on Shares of Restricted Stock shall be accumulated and shall be subject to restrictions, conditions and risk of forfeiture to the same extent as the Shares of Restricted Stock granted hereunder. Such accumulated dividends shall be distributed and paid to the Grantee at such time and only to the extent that the Shares subject to this Award shall vest in accordance with Section 3.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
7.Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 8 below, the Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
8.Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Paragraph 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

9.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.
10.Clawback. If the Company or its Subsidiaries terminate the Grantee’s service relationship due to the Grantee’s gross negligence or willful misconduct (whether or not such actions also constitute Cause hereunder) which conduct, directly or indirectly results in the Company preparing an accounting restatement, and/or, if the Grantee breaches any provision of the Non-Solicitation Agreement (or, if applicable, such other agreement referenced in Paragraph 1, above) any shares of Stock granted hereunder, whether or not vested, (and any gains thereon) shall be subject to forfeiture, recovery and “clawback.”
11.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
	Name:	Clayton G. Deutsch
	Title:	CEO & President

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address

EXHIBIT I (a): NON-SOLICITATION AND
CONFIDENTIALITY AGREEMENT FOR NON-CALIFORNIA RESIDENTS

I acknowledge that I enter into this Non-Solicitation and Confidentiality Agreement (the “Agreement”) in connection with an award of restricted stock or a grant of a stock option (together, an “Award”) that is made on or about the date of the proposal of this Agreement, pursuant to the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan or any subsequent stock option and/or restricted stock plan of Boston Private Financial Holdings, Inc. (together, the “Plan”) and that I shall forfeit the Award (whether vested or unvested) if I do not execute this Non-Solicitation and Confidentiality Agreement (the “Agreement”) within 30 days of the grant date of the Award.
For purposes of this Agreement, the “Company” refers to Boston Private Financial Holdings, Inc. (“BPFH”) and any and all of its wholly or partially owned subsidiaries.
In consideration for my eligibility for any Award, I hereby agree as follows:
1.Confidential Information. During my employment with the Company and at all times thereafter, I shall keep secret and retain in strictest confidence, and shall not disclose or use, other than in the proper performance of my responsibilities for the Company, any Confidential Information. “Confidential Information” means any information, whether or not in writing, concerning the Company’s business or activities that the Company has not released to the general public. I acknowledge that all Confidential Information is the property of the Company. I understand that the term “Confidential Information” includes, but is not limited to financial statements, business plans, document templates, term sheets, policies and procedures, proprietary training materials, personnel, board materials and minutes, operations, customer and client lists and identities, potential customers and clients, vendor lists and agreements, employees, servicing methods, strategies and strategic planning materials, analyses, profit margins and other proprietary information in connection with the Company; provided, however, that Confidential Information shall not include any information which is generally known to the public or becomes known in the industry through no wrongful act on my part. Confidential Information also includes information received in confidence by the Company from its customers, clients or other third parties.
2.Return of Confidential Information and Other Property. I shall deliver to the Company all copies of Confidential Information and other Company property (which includes but is not limited to any documents, notes or other work product connected with or derived from my services to or affiliation with the Company, whether in electronic or paper form) in my possession or control upon the earlier of a request by the Company or termination of my employment.

3.Non-Solicitation/Non-Accept.
(a)During my employment with the Company, and for the period ending on the first anniversary of the effective date of my termination of employment with the Company, I shall not directly or indirectly:
(i)solicit or accept for employment with another employer or employ any person then, or within the prior six (6) months, employed by the Company, or request, influence or advise any person who at the time of such communication is employed by the Company to leave such employment; or
(ii)influence or advise any business that is or may be competitive with the business of the Company to employ any person who is employed by the Company; or
(iii)solicit or accept any customer or client of the Company to do business with any person or entity other than the Company or request, induce or advise any customer or client of the Company to withdraw, curtail, diminish or cease his, her or its business with the Company.
(iv)For purposes of Section 3(a), I understand and acknowledge the following for purposes of this Agreement:
(v)A business is or may be “competitive” with the Company if such business is engaged in banking, investment management, financial planning, trust administration or other related financial services;
(vi)to “employ” means to perform services as a common law employer or as an independent contractor for the Company or another person or entity;
(vii)if I advise others concerning the process of encouraging a person to become employed or a customer to do business, I will be considered to have solicited such person or customer regardless of whether I directly engage in solicitation of the person;
(viii)I shall be considered to “accept for employment” or “employ” any person who becomes employed by another employer if:
(A)I advise any bank or other business with which I am affiliated to consider such person for employment,
(B)I participate in any way in the consideration of any such person for employment, or
(C)such person becomes employed in a position in which I supervise such person;
(ix)I shall be considered to “accept” a customer or client if I perform services for such customer or client;
(x)a “customer or client of the Company” means any person or entity who or which did business with the Company during my employment with the Company; provided that, if my employment with the Company is limited exclusively to Boston Private Bank & Trust Company and its predecessors (the “Bank”), a “customer or client of the Company” shall be limited to any person or entity who or which did business with the Bank during my employment with the Bank. for purposes of the post-employment restrictions in this Section 3.

(b)I hereby acknowledge the necessity of the protection provided to the Company under this Agreement. I have carefully considered the nature and scope of such protection. The Company and I hereby agree that the unique nature of the business of the Company and the nature of my services for the Company require the protection specified in this Agreement. The consideration described in this Agreement is sufficient and adequate to compensate me for agreeing to the restrictions contained herein. I acknowledge that I can continue to actively pursue my career and earn sufficient compensation without breaching any of the foregoing restrictions. The period of the post-employment restrictions in this Agreement is expressly represented and agreed to be fair, reasonable and necessary.
4.Other Obligations. I represent and warrant to the Company that I am not under any contract, agreement or restrictive covenant, and have not previously executed any documents whatsoever with any other person, firm, association, or corporation, that will, in any manner, prevent me from performing any of the job duties and responsibilities that may be assigned to me from time to time by the Company. I also represent and warrant that I will not bring and have not brought with me to the Company and that I will not use in the course and scope of my employment with the Company any confidential, proprietary and/or trade secret materials, documents or information that I obtained from a former employer or other individual or entity, without the express written authorization of the pertinent former employer or other individual or entity. I further represent and warrant that, during my employment with the Company, I will not breach any obligation or duty to maintain confidential and not to disclose or use that I may owe to any former employer or other individual or entity, and I agree to fulfill and comply with any and all such obligations and duties during my employment by the Company.
5.Notice to Future Employers and of Future Employment.
(a)I agree that during my employment with the Company and for the period of one (1) year following the termination of my employment with the Company for any reason, I will inform each prospective new employer I may have, prior to accepting employment, of the existence of this Agreement, and I shall provide each prospective employer with a copy of this Agreement.
(b)I also agree that during my employment with the Company and for the period of one (1) year following the termination of my employment with the Company for any reason, I shall notify the Company in writing of any subsequent engagement, occupation or employment, whether as owner, employee, officer, director, agent, consultant, independent contractor or the like, and my duties and responsibilities with respect to any such position.

6.Enforcement and Remedies. I hereby acknowledge that upon my breach of any of the covenants contained in this Agreement, the Company will suffer irreparable harm for which the remedy at law will be inadequate, and that an injunction may be entered against me by any court having jurisdiction, restraining me from breaching any of the provisions of this Agreement or continuing the breach of any such provisions, without the necessity of posting a bond. Resort to such equitable relief shall not be construed to be a waiver by the Company of any other rights or remedies that the Company may have to recover damages or other relief. In addition, if the Company prevails in an action to enforce this Agreement, I shall compensate the Company for its reasonable attorneys’ fees and related expenses incurred in enforcing this Agreement.
7.At-Will Employment. It is my understanding that the Company or I may terminate my employment at any time, with or without cause; provided that if I have entered into or in the future enter into a separate written and fully executed employment agreement that expressly provides for employment on other than an at-will basis, my employment status pursuant to such agreement shall supersede the foregoing acknowledgment of at-will employment.
8.Amendment or Modification. This Agreement may not be changed or amended except in writing signed by myself and the Company.
9.Severability. All provisions, terms, conditions, paragraphs, agreements and covenants (“Provisions”) contained in this Agreement are severable and, in the event any one of them shall be held to be invalid, this Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision.
10.Survival and Assignment by the Company. The Company may assign the rights given to it in this Agreement, and this Agreement shall survive any sale of assets, merger, consolidation, or other change in corporate structure. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment or any transfer between Company entities and that no such changes shall constitute a termination of my employment. I also acknowledge that provisions of this Agreement shall continue in effect following the termination of my employment as specified above. Notwithstanding the foregoing, if my employment terminates without Cause upon or following a Change of Control or a Sale Event, my obligations under Section 3 (“Non-Solicitation/Non-Accept”) shall no longer be in effect. For purposes of this Agreement, (i) a termination without “Cause” shall have the same meaning as a Job Elimination, as that term is defined in the BPFH Severance Pay Plan as in effect on the date of this Agreement; and (ii) the terms “Change of Control” and “Sale Event” shall have the same meanings as set forth in the Plan.
11.Waiver. The waiver by the Company of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of such provision or the breach of any other provision contained in this Agreement.

12.Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Massachusetts without regard to conflict of law provisions.
13.Knowledge of Rights and Duties. I have carefully reviewed and completely read all of the provisions of this Agreement and understand my rights, duties, obligations and responsibilities under this Agreement. I acknowledge that I am knowingly and voluntarily entering into this Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date shown below.

Martha T. Higgins, Executive Vice President
EMPLOYEE (Print Name)	FOR THE COMPANY (Print name, title & employer)

Signature	Signature

Date

EXHIBIT I (b): NON-SOLICITATION AND
CONFIDENTIALITY AGREEMENT (FOR CALIFORNIA RESIDENTS ONLY)

I acknowledge that I enter into this Non-Solicitation and Confidentiality Agreement (the “Agreement”) in connection with an award of restricted stock or a grant of a stock option (together, an “Award”) that is made on or about the date of the proposal of this Agreement, pursuant to the Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan or any subsequent stock option and/or restricted stock plan of Boston Private Financial Holdings, Inc. (together, the “Plan”) and that I shall forfeit the Award (whether vested or unvested) if I do not execute this Non-Solicitation and Confidentiality Agreement (the “Agreement”) within 30 days of the grant date of the Award.
For purposes of this Agreement, the “Company” refers to Boston Private Financial Holdings, Inc. (“BPFH”) and any and all of its wholly or partially owned subsidiaries.
In consideration for my eligibility for any Award, I hereby agree as follows:
1.Confidential Information. During my employment with the Company and at all times thereafter, I shall keep secret and retain in strictest confidence, and shall not disclose or use, other than in the proper performance of my responsibilities for the Company, any Confidential Information. “Confidential Information” means any information, whether or not in writing, concerning the Company’s business or activities that the Company has not released to the general public. I acknowledge that all Confidential Information is the property of the Company. I understand that the term “Confidential Information” includes, but is not limited to financial statements, business plans, document templates, term sheets, policies and procedures, proprietary training materials, personnel, board materials and minutes, operations, customer and client lists and identities, potential customers and clients, vendor lists and agreements, employees, servicing methods, strategies and strategic planning materials, analyses, profit margins and other proprietary information in connection with the Company; provided, however, that Confidential Information shall not include any information which is generally known to the public or becomes known in the industry through no wrongful act on my part. Confidential Information also includes information received in confidence by the Company from its customers, clients or other third parties.
2.Return of Confidential Information and Other Property. I shall deliver to the Company all copies of Confidential Information and other Company property (which includes but is not limited to any documents, notes or other work product connected with or derived from my services to or affiliation with the Company, whether in electronic or paper form) in my possession or control upon the earlier of a request by the Company or termination of my employment.
3.Non-Solicitation. During my employment with the Company, and for the period ending on the first anniversary of the effective date of my termination of employment with the Company, I shall not, directly or indirectly, solicit any person then, or within the prior six (6) months, employed by the Company, or request, influence or advise any person who at the time of such communication is employed by the Company to leave such employment.

4.Other Obligations. I represent and warrant to the Company that I am not under any contract, agreement or restrictive covenant, and have not previously executed any documents whatsoever with any other person, firm, association, or corporation, that will, in any manner, prevent me from performing any of the job duties and responsibilities that may be assigned to me from time to time by the Company. I also represent and warrant that I will not bring and have not brought with me to the Company and that I will not use in the course and scope of my employment with the Company any confidential, proprietary and/or trade secret materials, documents or information that I obtained from a former employer or other individual or entity, without the express written authorization of the pertinent former employer or other individual or entity. I further represent and warrant that, during my employment with the Company, I will not breach any obligation or duty to maintain confidential and not to disclose or use that I may owe to any former employer or other individual or entity, and I agree to fulfill and comply with any and all such obligations and duties during my employment by the Company.
5.Notice to Future Employers. I agree that during my employment with the Company and for the period of one (1) year following the termination of my employment with the Company for any reason, I will inform each prospective new employer I may have, prior to accepting employment, of the existence of this Agreement, and I shall provide each prospective employer with a copy of this Agreement. I also agree that the Company has the right to independently contact any potential or actual future employer of mine to notify the future employer of my obligations under this Agreement and provide such future employer with a copy of this Agreement.
6.Enforcement and Remedies. I hereby acknowledge that upon my breach of any of the covenants contained in this Agreement, the Company will suffer irreparable harm for which the remedy at law will be inadequate, and that an injunction may be entered against me by any court having jurisdiction, restraining me from breaching any of the provisions of this Agreement or continuing the breach of any such provisions, without the necessity of posting a bond. Resort to such equitable relief shall not be construed to be a waiver by the Company of any other rights or remedies that the Company may have to recover damages or other relief. In addition, if the Company prevails in an action to enforce this Agreement, I shall compensate the Company for its reasonable attorneys’ fees and related expenses incurred in enforcing this Agreement.
7.At-Will Employment. It is my understanding that the Company or I may terminate my employment at any time, with or without cause; provided that if I have entered into or in the future enter into a separate written and fully executed employment agreement that expressly provides for employment on other than an at-will basis, my employment status pursuant to such agreement shall supersede the foregoing acknowledgment of at-will employment.
8.Amendment or Modification. This Agreement may not be changed or amended except in writing signed by myself and the Company.
9.Severability. All provisions, terms, conditions, paragraphs, agreements and covenants (“Provisions”) contained in this Agreement are severable and, in the event any one of them shall be held to be invalid, this Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision.

10.Survival and Assignment by the Company. The Company may assign the rights given to it in this Agreement, and this Agreement shall survive any sale of assets, merger, consolidation, or other change in corporate structure. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment or any transfer between Company entities and that no such changes shall constitute a termination of my employment. I also acknowledge that provisions of this Agreement shall continue in effect following the termination of my employment as specified above. I also acknowledge that provisions of this Agreement shall continue in effect following the termination of my employment as specified above. Notwithstanding the foregoing, if my employment terminates without Cause upon or following a Change of Control or a Sale Event, my obligations under Section 3 (“Non-Solicitation”) shall no longer be in effect. For purposes of this Agreement, (i) a termination without “Cause” shall have the same meaning as a Job Elimination, as that term is defined in the BPFH Severance Pay Plan as in effect on the date of this Agreement; and (ii) the terms “Change of Control” and “Sale Event” shall have the same meanings as set forth in the Plan.
11.Waiver. The waiver by the Company of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of such provision or the breach of any other provision contained in this Agreement.
12.Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of California without regard to conflict of law provisions.
13.Knowledge of Rights and Duties. I have carefully reviewed and completely read all of the provisions of this Agreement and understand my rights, duties, obligations and responsibilities under this Agreement. I acknowledge that I am knowingly and voluntarily entering into this Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date shown below.

Martha T. Higgins, Executive Vice President
EMPLOYEE (Print Name)	FOR THE COMPANY (Print name, title & employer)

Signature	Signature

Date